EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Time Warner Inc. and the Prospectus thereto of our report dated February 5, 1996, which appears on page 53 of Turner Broadcasting System, Inc.'s 1995 Annual Report to Shareholders, which is incorporated by reference in Turner Broadcasting System, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1995, which is incorporated by reference in the Annual Report on Form 10-K of Time Warner Inc. for the year ended December 31, 1997, which is incorporated by reference in this Registration Statement and the Prospectus thereto. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on Page 43 of Turner Broadcasting System, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1995. We also consent to the reference to us under the heading "Interests of Named Experts and Counsel" in such Registration Statement.



PricewaterhouseCoopers LLP


Atlanta, Georgia
December 11, 1998